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R.H. DONNELLEY TO ACQUIRE BUSINESS.COM INC.

Business.com's CEO, Jake Winebaum, To Be Appointed President of R.H. Donnelley's Interactive Operations

CARY, NC - July 26, 2007 - R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today announced that it has signed a definitive agreement to acquire Business.com, a leading business search engine and directory and pay-per-click advertising network.

Through this transaction, R.H. Donnelley will add to its existing interactive portfolio a rapidly growing and profitable business-to-business company, with online properties that include Business.com, Work.com and the Business.com Advertising Network. These online brands attract an audience of highly qualified and motivated business decision makers. Business.com optimizes the revenues from these properties through the use of its Performance Based Advertising (PBA) platform, which is considered to be one of the most advanced systems in the marketplace.

In addition, R.H. Donnelley's Triple Play(TM) business-to-consumer integrated marketing solutions will also benefit from a significant infusion of leading-edge search and directory technology and interactive thought leadership from Business.com, particularly in the areas of performance based advertising technologies and corresponding ad network capabilities.

Business.com employs approximately 100 highly-skilled technologists, strategists and businesspeople and serves more than 6,000 business-to-business advertisers and their agencies. The company is profitable and is expected to generate revenues of greater than $50 million in 2007. It is widely recognized as a leader in the online business-to-business commercial search space and has been named to the "Inc. 500" and BtoB magazine's "Media Power 50".

"With this transaction R.H. Donnelley takes another significant step forward in the online local commercial search marketplace," said David C. Swanson, chairman and CEO of R.H. Donnelley Corporation. "Upon closing, we will immediately gain a profitable business-to-business vertical that is widely recognized as one of the leaders in the market. We also gain technology and talent that will accelerate our capabilities with DexKnows.com and other aspects of our digital strategy."

Business.com is led by Founder and CEO Jake Winebaum, a highly-regarded, successful leader of Internet and media companies. Upon closing of the transaction, Winebaum will be appointed as President of R.H. Donnelley's interactive unit (RHDi), which will now include DexKnows.com(TM), LocalLaunch! search engine marketing company, Business.com, Work.com and the Business.com Advertising Network. Winebaum will lead RHDi from Santa Monica, Calif., and will report directly to Swanson.

Prior to starting Business.com, Winebaum led the Internet activities of The Walt Disney Company, serving as the Chairman of Buena Vista Internet Group, which managed high-profile brands such as Disney.com and ESPN.com. His leadership and contributions to the Internet industry have been acknowledge by Time magazine, which included him as one of the Top 50 Cyber Elite and Wired magazine, who placed him on the Wired 25.

"We are very excited about joining the R.H. Donnelley organization," Winebaum said. "Business.com and the platform we built over the past seven years are a perfect complement to R.H. Donnelley's interactive strategy. The solutions that we have created for business decision makers and advertisers are directly applicable to what is required to service the local search and directory needs of consumers and local merchants. It is exciting to become part of an organization with such substantial reach, capabilities and resources. Business.com is already a profitable and growing enterprise, but together we will accelerate this growth and ensure our combined leadership position in the business and local markets."

Swanson added, "We are very pleased to welcome Jake and the Business.com team to R.H. Donnelley. Jake's track record of success and significant experience in building and running successful interactive organizations make him the perfect choice to lead RHDi's fast-growing interactive business."

Under the terms of the agreement, R.H. Donnelley will acquire Business.com for $345 million in cash and deferred purchase consideration. The deal is expected to close in the third quarter of 2007 and is subject to customary terms and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Conference Call Information
R.H. Donnelley Corporation will discuss this transaction and 2nd quarter earnings on a conference call scheduled for Thursday, July 26, 2007, at 10:00 a.m. ET Individuals within the United States can access the call by dialing 888-387-9606 - others should dial 517-645-6055. The pass code for the call is "RHD." In order to ensure a prompt start time, please dial into the call by 9:50 a.m. (ET). A replay of the teleconference can be accessed from within the United States by dialing 800-793-2380 and internationally by dialing 203-369-3339. There is no pass code for the replay, which will be available through August 9, 2007. In addition, a live Web cast will be available on RHD's Web site at www.rhd.com, and an archived version will be available for up to one year.

About R.H. Donnelley
R.H. Donnelley connects businesses and consumers through its broad portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley's experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the company's reliable, trusted, local business content to deliver the most relevant search results when they are seeking local goods and services. R.H. Donnelley's Triple Play integrated marketing solution provides the most comprehensive print Yellow Pages, Internet Yellow Pages and search engine marketing/search engine optimization (SEM/SEO) tools for local businesses to attract ready-to-buy customers. For more information, visit www.rhd.com.

About Business.com
Business.com (www.business.com) is the leading business search engine and directory and pay-per-click advertising network, serving more than 30 million business users and thousands of advertisers every month. Business.com helps business decision makers quickly find what they need to manage and grow their businesses, and enables advertisers to reach these users wherever they are across the business Internet through premier partners, including The Wall Street Journal Online, Forbes, BusinessWeek, Hoovers, Financial Times and Internet.com. The company recently launched Work.com (www.work.com), a b-to-b community publishing platform featuring more than 1,800 business how-to guides contributed by business experts. Business.com was named to the 2006 Inc. 500 and BtoB magazine's Media Power 50. Business.com was founded in 1999 by eCompanies and is headquartered in Santa Monica, Calif. Its investors partners include Benchmark Capital, Institutional Venture Partners, Evercore Partners, Reed Business Information and McGraw-Hill.

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Safe Harbor Provision
Certain statements contained in the release regarding RHD's, RHDi's or Business.com's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only our current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to us. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the conditions to closing will not be satisfied; (2) the risk that the transaction will be delayed or fail to close; and (3) the possibility that the expected strategic advantages of the transaction will not be realized or may take longer to realize than expected. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A "Risk Factors" as well as RHD's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.